                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                               Aceto Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                EXPLANATORY NOTE

     Aceto Corporation, a New York corporation (the "Company"), is filing the materials contained in this Schedule 14A with the United States Securities and Exchange Commission on November 14, 2002 in connection with the solicitation of proxies for the Company's 2002 annual meeting of shareholders.


                THE FOLLOWING LETTER WAS MAILED TO THE COMPANY'S
                       SHAREHOLDERS ON NOVEMBER 14, 2002

                                ACETO CORPORATION
                                 One Hollow Lane
                          Lake Success, New York 11042
                               Tel: (516) 627-6000
                               Fax: (516) 627-6093
                                  www.aceto.com



                                November 14, 2002


Dear Fellow Shareholder:

         I am writing to you today regarding an issue of great importance to our Company, Aceto Corporation.

         As I am sure you are aware, the Company's Board of Directors is soliciting your proxy in connection with the Company's annual meeting of shareholders scheduled for December 5, 2002 in favor of the ratification of the Company's 2002 Stock Option Plan (the "Plan"). We would like to provide you with some additional information regarding the Plan so that you can make an informed decision and cast your vote accordingly.

         First, the Board believes that the Plan is a conventional stock option plan that is in the best interests of the Company. The Plan's purposes are to attract, retain and motivate the Company's employees, directors and consultants through the grant of options to purchase the Company's common stock, restricted shares of the Company's common stock and other stock-based awards.

         In furtherance of these purposes, the Plan gives the Board the right to grant options with vesting schedules based on the Company's publicly traded share price exceeding predetermined levels for designated periods of time and/or the passage of time. In other words, if the Plan is approved by the Company's shareholders, the Board intends that future stock options will only become exercisable when the Company's stock price achieves certain targets and/or a certain period of time has passed.

         The Board intends that future stock options will not vest at all until the passage of twelve months from the date of grant, and that after twelve months, such options will only vest if our Company's stock price reaches predetermined levels for designated periods of time.

         Second, it is important to note that the Plan expressly prohibits the repricing of any options issued under the Plan without first obtaining shareholder approval. You should be aware that the Company has never repriced its options, and the Board has no intention of doing so in the future.

         As you can see from my comments, the Board believes it is very important that the Plan be approved for the well being of the Company, its shareholders, employees and other stakeholders, and we respectively request an affirmative vote ratifying the adoption of the Company's 2002 Stock Option Plan. In order to do so, please vote "FOR" Proposal 2 on the proxy card earlier sent to you.

         As always, should you wish to discuss this issue with me personally, please feel free to call me at the above number.

         Thank you for your continued support.

                                                Very truly yours,

                                                /s/ Leonard S. Schwartz
                                                -----------------------
                                                Leonard S. Schwartz
                                                Chairman, President and
                                                Chief Executive Officer




                               *****IMPORTANT*****

ACETO CORPORATION HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ACETO CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. ACETO CORPORATION STRONGLY ADVISES ALL ACETO CORPORATION SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN ACETO CORPORATION'S PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED ON OCTOBER 25, 2002.